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                                                                    EXHIBIT 10.1

                             FIRST FINANCIAL BANCORP
                           DEFERRED COMPENSATION PLAN

                        As adopted effective June 1, 2003

                                    SECTION 1
                            NAME AND PURPOSE OF PLAN

         1.1 Name. The plan set forth herein will be known as the First Financial Bancorp Deferred Compensation Plan (the "Plan").

         1.2 Purpose. The purpose of the Plan is to provide deferred compensation for eligible employees of First Financial Bancorp. The Plan is intended to be an unfunded deferred compensation plan for a select group of management and highly compensated employees for federal income tax purposes and within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, and will be construed as such.

                                    SECTION 2
                     GENERAL DEFINITIONS; GENDER AND NUMBER

         2.1 General Definitions. For purposes of the Plan, the following terms will have the meanings hereinafter set forth unless the context otherwise requires:

                  2.1.1 "Administrator" means the committee appointed pursuant to Section 6 of this Plan.

                  2.1.2 "Beneficiary" means the person or entity designated by a Participant, on forms furnished and in the manner prescribed by the Administrator, to receive any benefit payable under the Plan after the Participant's death. If a Participant does not designate a beneficiary or if, for any reason, such designation is not effective, his or her "Beneficiary" will be his or her surviving spouse or, if none, his or her estate.

                  2.1.3 "Code" means the Internal Revenue Code of 1986 as it now exists or is hereafter amended.

                  2.1.4 "Employee" means any person who is an employee of the Employer.

                  2.1.5    "Employer" means First Financial Bancorp.

                  2.1.6 "Participant" means, with respect to any Plan Year, an Employee who is a member of a select group of highly compensated or management Employees and is designated by a committee of the Board of Directors of the Employer as eligible to participate in this Plan. The initial group of Participants as of the Plan's effective date will include each Executive Officer of First Financial Bancorp.

                  2.1.7 "Plan Year" means the twelve consecutive month period beginning on January 1 and ending on the following December 31. However, the first Plan Year will be the period beginning

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with the initial effective date of the Plan and ending on December 31 of the year containing such initial effective date.

         2.2 Gender And Number. For purposes of the Plan, words used in any gender will include all other genders, words used in the singular form will include the plural form, and words used in the plural form will include the singular form, as the context may require.

                                    SECTION 3
                                    DEFERRALS

         3.1 Elective Deferral Of Salary. Subject to such rules as the Administrator may prescribe, a Participant may elect to defer up to 50% of his or her base salary for any Plan Year and 100% of his or her bonus or incentive pay for any Plan Year by completing a deferral form and filing such form with the Administrator prior to the first day of such Plan Year (or such earlier date as may be prescribed by the Administrator). For purposes of the Plan, "base salary" means the salary payable to a Participant by the Employer, excluding any bonus or incentive compensation and excluding any part of a Participant's salary which is not includable in his or her gross income because it was contributed to a cafeteria plan, a flexible spending account, or a 401(k) plan (pursuant to sections 125 or 402(e)(3) of the Code) or pursuant to Section 3.5 of this Plan.

         3.2 Changes In Elective Deferral Elections. Subject to such rules as the Administrator may prescribe, a Participant who has elected to defer a portion of his or her base salary and/or bonus or incentive pay may change the amount of his or her deferral from one amount to another, or cease making deferrals, effective as of the first day of any Plan Year (but only with respect to amounts payable for services performed on or after the first day of that Plan
Year), by completing and signing a new deferral form and filing such form with the Administrator prior to the first day of such Plan Year (or such earlier date as may be prescribed by the Administrator).

         3.3 First Plan Year. Notwithstanding the foregoing, in the year in which the Plan is first implemented, the Participant may make an election to defer amounts payable for services to be performed subsequent to the election within 30 days after the date the Plan is first effective for eligible Participants.

         3.4 New Eligible Participants. Also notwithstanding the foregoing, if an Employee first becomes a Participant who is eligible under this Plan after the date the Plan is first effective, he or she may elect to defer a portion of his or her salary for the remainder of the Plan Year after the date on which he or she becomes an eligible Participant by completing and signing a deferral form provided by the Administrator and filing such form with the Administrator within 30 days of the date on which he or she first becomes an eligible Participant. Any election under the preceding sentence will be effective as of the first payroll period beginning after the date the election is filed.

         3.5 Mandatory Deferrals. Notwithstanding any other provision of the Plan, for any year in which a Participant is a "covered employee" as defined in Code section 162(m)(3), regarding limits on deductions for compensation to officers of publicly held corporations, the following mandatory deferral provisions will apply.

                  3.5.1 Prior to the end of the year, the Administrator will determine if the Participant's "applicable employee remuneration" from the Employer for the year, as defined in Code section 162(m)(4), will exceed the limit on deductions applicable to the Employer for that year pursuant to Code section 162(m)(1). Any amount by which such applicable employee remuneration will exceed such limit is referred to herein as an "excess amount."

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                  3.5.2    Any excess amount for a year will be credited to the
Participant's Account as a mandatory deferral under this Plan for that year in lieu of being currently paid to the Participant. The Administrator will have discretion to establish procedures for crediting such mandatory deferrals to an Account, including, without limitation, determining whether such deferrals are made from the Participant's regular salary, bonus, or incentive payments, or other compensation payable by the Employer. The Administrator also will have discretion to determine the dates as of which such mandatory deferrals are credited to the Account for a year, provided that they will be credited not later than the dates they otherwise would have been paid to the Participant.

                                    SECTION 4
                      MAINTENANCE AND VALUATION OF ACCOUNTS

         4.1 Deferral Account. Each Participant's Account will consist of the subaccount created and maintained under Section 4.1.1 for elective deferrals, if any, and the subaccount created and maintained under Section 4.1.2 for mandatory deferrals, if any.

                  4.1.1 There will be established for each Participant who has elected to defer a portion of his or her salary under Section 3.1 a separate subaccount which will reflect the amounts credited to this Plan on behalf of the Participant as elective deferrals and the assumed investment of those amounts. Subject to such rules as the Administrator may prescribe, any amount deferred by a Participant from his or her salary under Section 3.1 will be credited to the Participant's elective deferral subaccount as of the day on which such deferred amount would have otherwise been paid to the Participant and will be assumed to have been invested on that date in the assumed investments requested by the Participant according to Section 4.2.

                  4.1.2 There will be established for each Participant for whom mandatory deferrals are made under Section 3.5 a separate subaccount which will reflect the amounts credited to this Plan on behalf of the Participant as mandatory deferrals and the assumed investment of those amounts. Subject to such rules as the Administrator may prescribe, any amount deferred by a Participant as a mandatory deferral under Section 3.5 will be credited to the Participant's mandatory deferral subaccount as of the day on which such deferred amount would have otherwise been paid to the Participant and will be assumed to have been invested on that date in the assumed investments requested by the Participant according to Section 4.2.

         4.2 Assumed Investments. The Employer will designate in writing from time to time a limited number of "assumed investments" for purposes of the Plan and notify the Participants of such assumed investment options. The credits to each Participant's Account made in accordance with Section 4.1 will be assumed to have been invested among those assumed investments, as requested in writing by the Participant. Each Account will be adjusted as provided in Section
4.3 to reflect the investment returns or losses attributable to such assumed investments. A Participant may request a change in the assumed investments of his or her Account to other available assumed investments effective as of the first day of each month, upon written notice to the Employer prior to such date (or such earlier date as may be established by the Administrator). Some or all of the assumed investments may be changed by the Employer to other assumed investments, effective upon written notice from the Employer to all Participants. No securities of any type issued by the Employer or an affiliate of the Employer may be included among the assumed investments.

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         4.3      Valuation. As of the end of each calendar year and such other dates as the Administrator may provide, each Participant or, in the event of his or her death, his or her Beneficiary, will be furnished a statement showing: (i) the balance of the Participant's Account, (ii) the total credits to such Account during the preceding year from his or her salary, (iii) any assumed investment return or loss, and (iv) if amounts credited to his or her Account are assumed to have been invested in securities, a description of such securities including the number of shares assumed to have been purchased by the amounts credited to his or her Account.

         4.4 Vesting. The credits to each Participant's Account from his or her salary pursuant to Section 3.1 and the assumed earnings thereon will be 100% vested at all times.

                                    SECTION 5
                                  DISTRIBUTION

         5.1 General. Except as otherwise provided in this Section 5, no amount will be paid with respect to a Participant's Account while he or she remains an Employee.

         5.2 Termination Of Employment. Payments of the vested portion then credited to a Participant's Account will be made in cash to him or her in one lump sum, or in monthly, quarterly, or annual installment payments over not more than ten years, commencing on the first day of the third month following the month in which he or she ceases to be an Employee, as timely elected by the Participant according to Section 5.2.2.

                  5.2.1    The amount of each installment payable under this
Section 5.2 will be a fraction of the vested portion of the amounts credited to the Participant's Account as of the installment payment date, the numerator of which is 1 and the denominator of which is equal to the total number of installments remaining to be paid (including the installment to be paid on the subject installment payment date). If the amount of any installment is less than $1,000, it will be increased to $1,000; provided that if the remaining amount of the vested portion credited to the Account on any installment date is less than $1,000, the payment will be the amount necessary to reduce the amount of the vested portion credited to the Account to $0.

                  5.2.2    Any election of a payment option under this Section
5.2 must be made in writing when the Participant is first eligible to participate in this Plan and before any amount is credited to his or her Account. If a Participant does not properly elect a payment option, he or she will be deemed to have elected to receive his or her benefits in one lump sum payment. A Participant may change his or her election under this Section 5.2 only by filing an written amended election with the Administrator at least one year before the amount to which the change relates becomes payable to him or her. Any such elections will apply to all amounts in the Account unless the Participant makes separate elections for the portions of his or her Account attributable to elective deferrals under Section 3.1 and mandatory deferrals under Section 3.5.

         5.3 Death. If a Participant ceases to be an Employee by reason of his or her death, or if a Participant dies after ceasing to be an Employee but before all of the amounts credited to his or her Account have been paid, the Employer will pay the Participant's Beneficiary the amounts credited to the Participant's Account in one lump sum as of the first business day of the ninth month beginning after the Participant's death; provided, however, that if the Participant has elected to have any part of his or her Account distributed in installments and if he or she dies after distribution has commenced, any installments remaining unpaid as of the Participant's death will be paid to the Beneficiary in one lump sum 60 days after the Participant's death.

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         5.4      Disability. Payments of a Participant's Account will be made to him or her in the event of his or her disability if he or she terminates employment with the Employer due to his or her disability, in the form and commencing at the time specified in Section 5.2.

         5.5 Distributions For Payment Of Taxes. Notwithstanding any other provision of this Plan, if the Administrator or the Internal Revenue Service reasonably determines that a Participant is currently subject to income or other tax on any amount in his or her Account, the Employer will promptly pay to the Participant from his or her Plan Account in one lump sum that portion of the vested portion of the balance then in his or her Account that is necessary for the payment of federal, state, and local taxes (including taxes due to the distribution), and interest and penalties thereon, that results from such determination, and the balance in the Participant's Account will immediately be reduced by the amount of such distribution. No such distribution will exceed the vested portion of the balance in the Participant's Account immediately prior to the distribution.

         5.6 Distribution Of Mandatory Deferrals. Notwithstanding any other provision of this Plan, amounts credited to a Participant's Account as mandatory deferrals and deemed earnings thereon will be distributed as of the later of the following dates, if such dates occur prior to the Participant's termination of Employment with the Employer: (i) the end of the second Plan Year beginning after the Plan Year for which the mandatory deferrals were credited to the Account, or (ii) the end of the first Plan Year for which the distribution of such mandatory deferrals and earnings will not cause the Participant's "applicable employee remuneration" for the year, as defined in Code section 162(m)(4), to exceed the limit on deductions applicable to the Employer for that year pursuant to Code section 162(m)(1). Provided, however, no such distribution prior to termination of employment will be made to the extent it would cause the section 162(m)(1) limit to be exceeded. Distributions pursuant to this section
5.6 will be made as soon as practicable after the end of the applicable year, and after the Administrator has been able to obtain and process all necessary information for making the distribution.

                                    SECTION 6
                           ADMINISTRATION OF THE PLAN

         6.1 General. The general administration of the Plan and the responsibility for carrying out its provisions will be placed in a committee of one or more members (the "Administrator"), who will be appointed from time to time by and serve at the pleasure of the Employer. Any person who is appointed a member of the Administrator will signify his or her acceptance by filing a written acceptance with the Employer or by performing his or her duties as a member of the Administrator. The initial members of the Administrator are Terri Ziepfel, Janie McCauley, and Gina Brackett. Any member of the Administrator may resign by delivering his or her written resignation to the Employer and such resignation will become effective upon the date specified therein or the date of receipt, whichever is later. A member of the Administrator who is an employee of the Employer will automatically cease to be such a member upon the termination of such employment. No member of the Administrator who is a Participant will act on any matter involving his or her own account or interest under the Plan.

         6.2 Expenses. Expenses of administering the Plan will be borne by the Employer.

         6.3 Compensation Of Administrator. The members of the Administrator will not receive compensation for their services as such, and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

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         6.4      Rules Of Plan. Subject to the limitations of the Plan, the
Administrator may, from time to time, establish rules for the administration of the Plan and the transaction of its business. The Administrator may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The determination of the Administrator as to the interpretation of the provisions of the Plan or any disputed question will be conclusive upon all interested parties. The Administrator will establish a claims procedure for the Plan that is consistent with the requirements of section 503 of the Employee Retirement Income Security Act of 1974 and the regulations thereunder. Participants must exhaust all claims and appeals procedures available to them under that claims procedure before commencing action relating to this Plan in any court or before any administrative agency.

         6.5 Agents And Employees. The Administrator may authorize one or more agents to execute or deliver any instrument. The Administrator may appoint or employ such agents, counsel, auditors, physicians, clerical help, and actuaries as in the Administrator's judgment may seem reasonable or necessary for the proper administration of the Plan.

         6.6 Indemnification. The Employer will indemnify each member of the Administrator for all expenses and liabilities (including but not limited to attorney's fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the Administrator's own gross negligence or willful misconduct. The foregoing right of indemnification will be in addition to any other rights to which the members of the Administrator may be entitled as a matter of law.

                                    SECTION 7
                               FUNDING OBLIGATION

This Plan constitutes a promise by the Employer to make benefit payments in the future according to the terms of the Plan. The Employer will have no obligation to fund, either by the purchase or the investment in any account or by any other means, its obligation to Participants hereunder and will have no obligation to actually purchase any investment to reflect the assumed investment of any Participant's Account. If, however, the Employer does elect to allocate assets to provide for any such obligation, the assets allocated for such purpose will be assets of the Employer subject to claims against the Employer, including claims of the Employer's creditors, to the same extent as are other corporate assets, and the Participants will have no right or claim against the assets so allocated, other than as general unsecured creditors of the Employer.

                                    SECTION 8
                            AMENDMENT AND TERMINATION

The Employer may, without the consent of any Participant or Beneficiary, amend or terminate the Plan at any time and in any manner (including, without limitation, the payment of amounts due to the Plan's termination at times earlier than otherwise provided herein); provided that no amendment will be made or act of termination taken which divests any Participant of the right to receive payment under the Plan with respect to amounts credited to the Participant's Account immediately prior to the effective date of the amendment or termination. This Plan is binding upon the heirs, executors, administrators, successors, and assigns of the parties hereto, including the Employer and each Participant and Beneficiary, present and future. If the Employer merges or consolidates with any other entity, the continuing entity resulting from that merger or consolidation will be obligated to perform the duties and obligations of the Employer as set forth in this Plan. The Employer further agrees that if it will dissolve, liquidate, or sell substantially all of the assets of the business of the Employer, it will arrange to have the terms and provisions of this Plan fulfilled prior to the distribution, disposal, or sale of the assets of the Employer.

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                                    SECTION 9
                           NON-ALIENATION OF BENEFITS

No Participant or Beneficiary will have any right to alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of the right to receive the payments required to be made by the Employer hereunder (except the right to designate a Beneficiary or Beneficiaries as provided herein), which payments and the right to receive them are expressly declared to be nonassignable and nontransferable. In the event of any attempt to alienate, commute, anticipate, assign, pledge, encumber, transfer, or dispose of the right to receive the payments required to be made by the Employer hereunder, the Employer will have no further obligation to make any payments otherwise required of it hereunder. The rights of a Participant or Beneficiary under this Plan will not be subject to the rights of creditors of the Participant or Beneficiary and will be exempt from execution, attachment, assignment, or any judicial relief or order for the benefit of any creditors or other third persons having claims against the Participant or Beneficiary.

                                   SECTION 10
                                  MISCELLANEOUS

         10.1 Delegation. Any matter or thing to be done by the Employer will be done by its Board of Directors, except that, from time to time, the Board by resolution may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation will be valid and binding on all persons and the person or committee to whom or which authority is delegated will have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Board, as the case may be.

         10.2 No Contract Of Employment. Nothing in this Plan will be construed as conferring upon any Participant any right to continue, for any period of time, in the employ of the Employer, or to create a contract of employment. The right of the Employer to discipline or discharge a Participant will not be affected by reason of the existence of this Plan or any of the provisions thereof.

         10.3 Facility Of Payment. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefore may be paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment will fully discharge the Administrator and the Employer and all other parties with respect thereto.

         10.4 Reliance On Data. The Employer, the Administrator, and all other persons associated with the operation of the Plan may reasonably rely on the truth, accuracy, and completeness of all data provided by a Participant and/or Beneficiary, including, without limitation, data with respect to address, age, health, marital status, elections, and designations filed in connection with the Plan by any Participant or Beneficiary or the representatives of such persons, without duty to inquire into the genuineness thereof. Each Participant and Beneficiary is responsible for advising the Administrator of any change in such data.

         10.5 Tax Consequences. The Employer does not represent or guarantee that any particular federal or state income, estate, payroll, or other tax consequences will occur because of a Participant's participation in this Plan. Each Participant or Beneficiary is solely responsible for obtaining advice regarding his or her federal, state, or local income, estate, payroll, or other tax responsibilities arising from participation in this Plan.

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         10.6     Withholding. The Employer will withhold from payments or
benefits hereunder any taxes required to be withheld from such payments or with respect to a Participant's Account under local, state, or federal law. The Employer may withhold necessary amounts from a Participant's other compensation if amounts currently payable under this Plan are not adequate for such withholding.

         10.7 QDROs. To the extent required by a court order which meets the requirements for a qualified domestic relations order as defined in Code section 414(p), any portion of a Participant's vested benefits may be paid to (or a portion of a Participant's Account may be set aside for the benefit of) the Participant's spouse, former spouse, or other alternate payee. This provision will be administered in accordance with Code Section 414(p) and guidance thereunder.

         10.8 Applicable Law. The Plan will be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

         10.9 Separability Of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provision hereof, and the Plan will be construed and enforced as if such provision had not been included.

         10.10 Headings. Headings used throughout the Plan are for convenience only and will not be given legal significance.

         10.11 Counterparts. The Plan may be executed in any number of counterparts, each of which will be deemed an original. All counterparts will constitute one and the same instrument, which will be sufficiently evidenced by any one thereof.

IN WITNESS WHEREOF, First Financial Bancorp has caused its name to be subscribed this _______ day of June, 2003, but effective for all purposes as of June 1, 2003.

                                         FIRST FINANCIAL BANCORP

                                         By: ___________________________________

                                         Title: ________________________________

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